UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification Number)

3280 Bayshore Boulevard Brisbane, CA 94005 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On November 19, 2007, InterMune, Inc. (“InterMune”) entered into an Asset Purchase Agreement (the “Marnac Asset Purchase Agreement”) with Marnac, Inc., a New Jersey Corporation (“Marnac”), and Dr. Solomon B. Margolin (“Dr. Margolin”), and on November 21, 2007, InterMune entered into a separate Asset Purchase Agreement with KDL GmbH (“KDL GmbH”) and Dr. Shitomoto Yamauchi (“Dr. Yamauchi” and, together with Marnac, Dr. Margolin and KDL GmbH, the “Sellers”), to purchase the pirfenidone patent rights that InterMune had previously licensed from the Sellers under the License Agreement (as defined below), as well as certain other pirfenidone-related assets. In addition, under the Marnac Asset Purchase Agreement, InterMune also acquired exclusive worldwide rights to certain additional intellectual property for pirfenidone that was not licensed under the previous License Agreement, including patents relating to the TNF-alpha activities of the compound. Marnac and Dr. Margolin are together referred to herein as the “Marnac Parties” and KDL GmbH and Dr. Yamauchi are together referred to herein as the “KDL Parties.”
Under the terms of the Asset Purchase Agreements, InterMune has made total upfront payments of $9.25 million and $4.25 million, respectively, to the Marnac Parties and the KDL Parties. Contingent acquisition payments of up to an additional $28.25 million and $25.25 million, respectively, would be made by InterMune to the Marnac Parties and the KDL Parties only if positive Phase 3 data and registration in the United States and European Union are achieved. The agreements do not affect the rights to pirfenidone in Japan, Korea and Taiwan, which rights are licensed by Marnac and its co-licensor to Shionogi & Co. Ltd of Japan.
The description of the terms and conditions of the Asset Purchase Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to (a) the full text of the Asset Purchase Agreements, copies of which InterMune intends to file with its Annual Report on Form 10-K for the period ending December 31, 2007, and (b) InterMune’s press release dated November 26, 2007, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 1.02.   Termination of a Material Definitive Agreement.
Pursuant to the acquisitions described in Item 1.01 of this Form 8-K, InterMune has purchased the rights of the licensors in the License Agreement, dated March 29, 2002 (the “License Agreement”), among InterMune, KDL, Inc. (which separately transferred its rights in the License Agreement to InterMune) and the Sellers. Under the License Agreement, InterMune previously licensed the rights to patents related to the use of pirfenidone for the treatment of fibrotic disorders. Following the closing of the Marnac transaction on November 19, 2007 and the KDL transaction on November 21, 2007, the License Agreement is effectively terminated as InterMune has purchased all of the rights of the counterparties thereto.
Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated November 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2007	INTERMUNE, INC.
	By:	/s/ DANIEL G. WELCH
Daniel G. Welch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 26, 2007